EXHIBIT 10.1






                                    AGREEMENT

                      CONCERNING THE EXCHANGE OF SECURITIES

                                  BY AND AMONG

                            TORPEDO SPORTS USA, INC.

                               TORPEDO NEWCO, INC.

                                       AND

                           iNTERACTIVE GAMES, INC. AND
                 THE SECURITY HOLDERS OF INTERACTIVE GAMES, INC.

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                                      INDEX

                                                                            Page
                                                                           ----
ARTICLE I  -  THE MERGER; EXCHANGE OF SECURITIES AND CASH CONSIDERATION.......2

 1.1        -  The Merger.....................................................2
 1.2        -  Issuance of Securities.........................................2
 1.3        -  Issuance of Warrants...........................................2
 1.4        -  Exemption from Registration....................................2
 1.5       -  Cash Consideration..............................................2

ARTICLE II  -  REPRESENTATIONS AND WARRANTIES OF Interactive..................3
 2.1        -  Organization...................................................3
 2.2        -  Capital........................................................3
 2.3        -  Subsidiaries...................................................3
 2.4        -  Directors and Officers.........................................3
 2.5        -  Financial Statements...........................................3
 2.6        -  Absence of Changes.............................................3
 2.7        -  Absence of Undisclosed Liabilities.............................3
 2.8        -  Tax Returns....................................................4
 2.9        -  Investigation of Financial Condition...........................4
 2.10       -  Proprietary Rights.............................................4
 2.11       -  Compliance with Laws...........................................4
 2.12       -  Litigation.....................................................4
 2.13       -  Authority......................................................4
 2.14       -  Ability to Carry Out Obligations...............................4
 2.15       -  Full Disclosure................................................4
 2.16       -  Assets.........................................................5
 2.17       -  Material Contracts.............................................5
 2.18       -  Indemnification................................................5
 2.19       -  Criminal or Civil Acts.........................................5
 2.20       -  Restricted Securities..........................................5
 2.21       -  Bulletin Board Trading Status..................................5

ARTICLE III -  REPRESENTATIONS AND WARRANTIES OF TORPEDO AND
               MERGER SUBSIDIARY..............................................5

 3.1        -  Organization...................................................5
 3.2        -  Capital........................................................6
 3.21      -  Stock and Warrants to be Issued.................................6
 3.3        -  Subsidiaries...................................................6
 3.4        -  Directors and Officers.........................................6
 3.5        -  Financial Statements...........................................6
 3.6        -  Absence of Changes.............................................6
 3.7        -  Absence of Undisclosed Liabilities.............................6
 3.8        -  Tax Returns....................................................7

                                       i
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                                      INDEX
                                   (Continued)
                                                                            Page
                                                                           ----
 3.9        -  Investigation of Financial Condition...........................7
 3.10       -  Proprietary Rights.............................................7
 3.11       -  Compliance with Laws...........................................7
 3.12       -  Litigation.....................................................7
 3.13       -  Authority......................................................7
 3.14       -  Ability to Carry Out Obligations...............................7
 3.15       -  Full Disclosure................................................7
 3.16       -  Disposal of Assets and Liabilities; Escrow Agreement...........8
 3.17       -  Material Contracts.............................................9
 3.18       -  Indemnification................................................9
 3.19       -  Criminal or Civil Acts.........................................9
 3.20       -  Bulletin Board Trading Status..................................9
 3.21       -  Additional Representations and Warranties of
               Merger Subsidiary..............................................9

ARTICLE IV  -  COVENANTS PRIOR TO THE CLOSING DATE ..........................10
 4.1        -  Investigative Rights..........................................10
 4.2        -  Conduct of Business...........................................10

ARTICLE V   -  CONDITIONS PRECEDENT TO Interactive'S PERFORMANCE.............11

 5.1        -  Conditions....................................................11
 5.2        -  Accuracy of Representations...................................11
 5.3        -  Performance...................................................11
 5.4        -  Absence of Litigation.........................................11
 5.5        -  Officer's Certificate.........................................11
 5.6        -  Corporate Action..............................................11
 5.7        -  Proprietary Rights and Material Contracts.....................11

ARTICLE VI  -  CONDITIONS PRECEDENT TO TORPEDO'S  AND MERGER
               SUBSIDIARY'S PERFORMANCE .....................................12

 6.1        -  Conditions....................................................12
 6.2        -  Accuracy of Representations...................................12
 6.3        -  Performance...................................................12
 6.4        -  Absence of Litigation.........................................12
 6.5        -  Officer's Certificate.........................................12
 6.6        -  Directors of Torpedo..........................................12
 6.7        -  Officers of Torpedo and Merger Subsidiary.....................12
 6.8        -  Corporate Action..............................................12
 6.9        -  Divestiture of Assets and Current Operations..................12

                                       ii
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                                      INDEX
                                   (Continued)
                                                                            Page
                                                                           ----

ARTICLE VII -  CLOSING...................................................... 13

 7.1        -  Closing...................................................... 13

ARTICLE VIII - COVENANTS SUBSEQUENT TO THE CLOSING DATE......................13

 8.1        -  Registration and Listing......................................13

ARTICLE IX - MISCELLANEOUS...................................................13

 9.1        -  Captions and Headings.........................................13
 9.2        -  No Oral Change................................................14
 9.3        -  Non-Waiver....................................................14
 9.4        -  Time of Essence...............................................14
 9.5        -  Entire Agreement..............................................14
 9.6        -  Choice of Law.................................................14
 9.7        -  Counterparts..................................................14
 9.8        -  Notices.......................................................14
 9.9        -  Binding Effect................................................14
 9.10      -  Mutual Cooperation.............................................15
 9.11      -  Finders........................................................15
 9.12      -  Public Announcements...........................................15
 9.13      -  Expenses.......................................................15
 9.14      -  Survival of Representations and Warranties.....................15
 9.15      -  Exhibits.......................................................15


                  Signatures.................................................16

                                      INDEX
                                   (Continued)


EXHIBITS

..........
         Allocation of Securities...................................Exhibit 1.2
         Performance Shares.......................................Exhibit 1.2.1
         Form of Warrant............................................Exhibit 1.3
         Subscription Agreement.....................................Exhibit 1.4
         Cash Consideration.........................................Exhibit 1.5
         Financial Statements of Interactive........................Exhibit 2.5
         Outstanding Derivative Securities of Torpedo ..............Exhibit 3.2
         Subsidiaries of Torpedo....................................Exhibit 3.3
         Financial Statements of Torpedo............................Exhibit 3.5
         Tax Returns of Torpedo.....................................Exhibit 3.8
         Proprietary Rights of Torpedo.............................Exhibit 3.10
         Proprietary Rights and Material
          Contracts of Interactive .................................Exhibit 5.8
         Directors of Torpedo ......................................Exhibit 6.6
         Officers of Torpedo .......................................Exhibit 6.7




                                       iv

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                                    AGREEMENT

         AGREEMENT made this day of , 2004, by and between TORPEDO SPORTS USA, Inc., a Nevada corporation ("Torpedo"), Torpedo Newco, Inc., a Florida Corporation ("Merger Subsidiary"), INTERACTIVE GAMES Inc., a Florida corporation ("Interactive"), and the security holders of Interactive (the "Interactive Security Holders") who are listed on Exhibit 1.2 hereto and have executed Subscription Agreements in the form attached in Exhibit 1.4, hereto.

         WHEREAS, the Boards of Directors of Torpedo and Merger Subsidiary have approved the merger of the Interactive with and into Merger Subsidiary (the "MERGER") upon the terms and subject to the conditions set forth herein; and

         WHEREAS, pursuant to the Merger, Torpedo desires to acquire all of the issued and outstanding common stock of Interactive from the Interactive Security Holders in exchange for newly issued unregistered shares of common stock of Torpedo in a transaction to be considered a tax-free reorganization within the meaning of Section 368(a)(1)(A) and (a)(2)(D) of the Internal Revenue Code of 1986, as amended; and

         WHEREAS, Interactive desires to assist Torpedo in acquiring all of the issued and outstanding common stock of Interactive from the Interactive Security Holders pursuant to the terms of this Agreement; and

         WHEREAS, all of the Interactive Security Holders, by execution of
Exhibit 1.4 hereto, agree to exchange all 5,000,000 shares of Interactive $.001 par value common stock for 20,000,000 shares of Torpedo $0.001 par value common stock, or such other number of shares of Torepdo common stock necessary to insure the Interactive Security Holders hold 51% of the outstanding common stock of Torpedo, on a fully diluted basis, on the Closing Date, and certain potential additional shares, if certain agreed upon criteria are met, in order to allow the Interactive Security Holders to hold 54% of the outstanding common stock at the time of the closing; and

         WHEREAS, Interactive agrees to pay to Torpedo, as agreed to by the parties in Exhibit 1.5 hereto, cash in the amount of $250,000 upon the completion of the financing to be undertaken by Torpedo after the closing, the proceeds of which are to be utilized for payment of certain outstanding Torpedo liabilities on the dates and in the amounts determined at the sole discretion of the current Torpedo management:

         NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

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                                    ARTICLE I

            THE MERGER; EXCHANGE OF SECURITIES AND CASH CONSIDERATION

         1.1. THE MERGER. Subject to the terms and conditions of this Agreement, at the Closing Date (as defined in Section 7.1 hereof), the Merger Subsidiary will be merged with and into Interactive whereupon the separate corporate existence of the Merger Subsidiary will cease, and Interactive will continue as the surviving corporation (the "SURVIVING CORPORATION"). From and after the Closing Date, the Surviving Corporation will possess all the rights, privileges, powers, and franchises and be subject to all the restrictions, disabilities, and duties of Interactive and Merger Subsidiary, as prescribed under Florida Corporation Law.

         1.2 ISSUANCE OF SECURITIES. Subject to the terms and conditions of this Agreement, Torpedo agrees to issue and exchange the greater of 20,000,000 fully paid and nonassessable unregistered shares of Torpedo's $.001 par value common stock, or that number of shares necessary to ensure the Interactive Security Holders hold 51% of the outstanding common stock of Torpedo, on a fully diluted basis, on the Closing Date, including, any stock options or warrants outstanding on the Closing Date (the "Torpedo Shares") for all 5,000,000 issued and outstanding shares of the $.001 par value common stock of Interactive (the "Interactive Shares") held by the Interactive Security Holders. All Torpedo common stock will be issued directly to the Interactive Security Holders on the Closing Date, pursuant to the schedule set forth in Exhibit 1.2.

         In addition, Torpedo agrees to issue pro rata up to an additional 3,450,799 shares to the Interactive Security Holders based upon certain performance criteria of the Surviving Corporation as set forth in exhibit 1.2.1 hereto.

         1.3 WARRANT EXERCISE PRICE. All warrants which are set forth on Exhibit
1.3 shall have their exercise prices reduced for the duration of their term by an amount equal to 40% of the price set forth on such Exhibit.

         1.4 EXEMPTION FROM REGISTRATION. The parties hereto intend that all Torpedo common stock to be issued to the Interactive Security Holders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder. In furtherance thereof, each of the Interactive Security Holders will execute and deliver to Torpedo on the Closing Date a copy of the Subscription Agreement set forth in Exhibit 1.4 hereto.

         1.5 CASH CONSIDERATION. Interactive agrees to pay to Torpedo, as agreed to by the parties in Exhibit 1.5 hereto, cash in the amount of $250,000 upon the completion of the financing to be undertaken by Torpedo after the closing, the proceeds of which are to be utilized for payment of certain outstanding Torpedo liabilities on the dates and in the amounts determined at the sole discretion of the current Torpedo management.

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                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF INTERACTIVE

         Interactive hereby represents and warrants to Torpedo and Merger Subsidiary that:

         2.1 ORGANIZATION. Interactive is a corporation duly organized, validly existing and in good standing under the laws of Florida, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

         2.2 CAPITAL. The authorized capital stock of Interactive consists of 100,000,000 authorized shares of $.001 par value common stock, 5,000,000 of which are outstanding, and no shares of preferred stock authorized or issued. All of the outstanding common stock of Interactive is duly and validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating Interactive to issue or to transfer from treasury any additional shares of its capital stock of any class, except for 250,000 shares of common stock to be issued to BestBet Media, Inc. pursuant to a certain agreement dated March , 2004 between Interactive and BestBet Media, Inc.

         2.3 SUBSIDIARIES. Interactive does not have any subsidiaries or own any interest in any other enterprise.

         2.4 DIRECTORS AND OFFICERS. The names and titles of the directors and officers of Interactive as of the date of this Agreement are as follows: Michele Friedman, President and Director; Adam Wasserman, Chief Financial Officer; and Paul Ayers, Director of Casino Operations.

         2.5 FINANCIAL STATEMENTS. Exhibit 2.5 hereto consists of the audited financial statements of Interactive for the fiscal years ended December 31, 2003 and 2002 (the "Interactive Financial Statements"). The Interactive Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Interactive throughout the period indicated, and fairly present the financial position of Interactive as of the date of the balance sheets included in the Interactive Financial Statements and the results of operations for the period indicated.

         2.6 ABSENCE OF CHANGES. Since December 31, 2003 there has not been any material change in the financial condition or operations of Interactive, except as contemplated by this Agreement.

         2.7 ABSENCE OF UNDISCLOSED LIABILITIES. As of December 31, 2003 Interactive did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the Interactive Financial Statements.

         2.8 TAX RETURNS. Interactive has filed all federal, state, franchise and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in
Exhibit 2.5 are adequate for the periods indicated. There are no present disputes as to taxes of any nature payable by Interactive.

         2.9 INVESTIGATION OF FINANCIAL CONDITION. Without in any manner reducing or otherwise mitigating the representations contained herein, Torpedo, its legal counsel and accountants shall have the opportunity to meet with Interactive's accountants and attorneys to discuss the financial condition of Interactive. Interactive shall make available to Torpedo all books and records of Interactive.

         2.10 PROPRIETARY RIGHTS. Interactive owns all necessary trademarks, service marks, trade names, copyrights, patents and proprietary information and other rights as set forth in Exhibit 5.8.

         2.11 COMPLIANCE WITH LAWS. Interactive has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities and gaming laws.

         2.12 LITIGATION. Interactive is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of Interactive, threatened against or affecting Interactive or its business, assets or financial condition. Interactive is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Interactive is not engaged in any material litigation to recover monies due to it.

         2.13 AUTHORITY. The Board of Directors of Interactive has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and Interactive has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of Interactive and is enforceable in accordance with its terms and conditions. By execution of Exhibit 1.3, all of the Interactive Security Holders have agreed to and have approved the terms of this Agreement.

         2.14 ABILITY TO CARRY OUT OBLIGATIONS. The execution and delivery of this Agreement by Interactive and the performance by Interactive of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which Interactive is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Interactive, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Interactive.

         2.15 FULL DISCLOSURE. None of the representations and warranties made by Interactive herein or in any exhibit, certificate or memorandum furnished or to be furnished by Interactive, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

         2.16 ASSETS. Interactive's assets are fully included in Exhibit 2.5 and are not subject to any claims or encumbrances except as indicated in Exhibit 2.5

         2.17 MATERIAL CONTRACTS. Interactive does not have any material contracts, except and to the extent set forth in Exhibit 5.8.

         2.18 INDEMNIFICATION. Interactive agrees to indemnify, defend and hold Torpedo harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that it shall incur or suffer, which arise out of, or result from (i) any breach by Interactive in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Interactive under this Agreement or (ii) any untrue statement made by Interactive in this Agreement.

         2.19 CRIMINAL OR CIVIL ACTS. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of Interactive has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD proceeding.

         2.20 RESTRICTED SECURITIES. Interactive and the Interactive Security Holders, by execution of this Agreement and of Exhibit 1.3, acknowledge that all of the Torpedo Shares issued by Torpedo are restricted securities and none of such securities may be sold or publicly traded except in accordance with the provisions of the Act.

         2.21 BULLETIN BOARD TRADING STATUS. Interactive agrees that following the Closing Date, it shall use its best efforts to maintain compliance with all requirements for, and the Torpedo common stock shall continue to be, trading freely on the Over the Counter Bulletin Board system such that the common stock of Torpedo may continue to be so traded without interruption following the Closing Date.

                                   ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF TORPEDO AND MERGER SUBSIDIARY

         Torpedo and Merger Subsidiary represent and warrant to Interactive and the Interactive Security Holders that:

         3.1 ORGANIZATION. Torpedo and Merger Subsidiary are each a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

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

         3.2 CAPITAL. The authorized capital stock of Torpedo on the Closing Date will consist of 50,000,000 shares of $.001 par value common stock, of which 20,000,000 shares of common stock will be issued and outstanding on the Closing Date; and 5,000,000 shares of $.001 par value preferred stock, of which -0-shares will be issued and outstanding on the Closing Date. All of Torpedo's outstanding securities are duly and validly issued, fully paid and nonassessable. Except as set forth in Exhibit 3.2 hereto, there are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating Torpedo to issue or to transfer from treasury any additional shares of its capital stock of any class except shares issuable under this Agreement. The authorized capital stock of Merger Subsidiary consists of shares of $ par value common stock, of which no shares of common stock were issued and outstanding on the closing date.

         3.21 STOCK AND WARRANTS TO BE ISSUED. Torpedo will issue shares of its common stock at Closing such that the Interactive Security Holders shall own shares of common stock representing no less than 51% of the total outstanding common stock of Torpedo, on a fully diluted basis, on the Closing Date. In addition, Torpedo agrees to issue up to an additional 3,450,799 shares to the Interactive Security Holders based upon certain performance criteria of the Surviving Corporation as set forth in exhibit 1.2.1 hereto. Torpedo further agrees to issue up to 250,000 shares of its common stock to BestBet Media, Inc. following the Closing Date as agreed to by Interactive in that certain agreement between Interactive and BestBet Media, Inc. dated March , 2004. Pursuant to that agreement, Torpedo will offer BestBet Media, Inc. piggy-back registration rights on the shares to be issued.

         3.3 SUBSIDIARIES. Torpedo does not have any subsidiaries or own any interest in any other enterprise except as disclosed in Exhibit 3.3 hereto.

         3.4 DIRECTORS AND OFFICERS. The names and titles of the directors and officers of Torpedo and Merger Subsidiary are: Henry Fong, Chief Executive Officer and Director; Barry S. Hollander, Chief Financial Officer; and Thomas B. Olson, Secretary.

         3.5 FINANCIAL STATEMENTS. Exhibit 3.5 hereto consists of the Torpedo audited financial statements for the years ended July 31, 2003 and 2002 and the unaudited financial statements of Torpedo for the nine months ended April 30, 2004 (the "Torpedo Financial Statements"). The Torpedo Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Torpedo throughout the period indicated, and fairly present the financial position of Torpedo as of the date of the balance sheets included in the Torpedo Financial Statements and the results of operations for the period indicated.

         3.6 ABSENCE OF CHANGES. Since July 31, 2004, there has not been any material change in the financial condition or operations of Torpedo, except as contemplated by this Agreement.

         3.7 ABSENCE OF UNDISCLOSED LIABILITIES. As of April 30, 2004, Torpedo did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the Torpedo Financial Statements.

         3.8 TAX RETURNS. Within the times and in the manner prescribed by law, Torpedo has filed all federal, state, franchise and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable, except as disclosed in Exhibit 3.8 hereto.

         3.9 INVESTIGATION OF FINANCIAL CONDITION. Without in any manner reducing or otherwise mitigating the representations contained herein, Interactive, its legal counsel and accountants shall have the opportunity to meet with Torpedo's accountants and attorneys to discuss the financial condition of Torpedo. Torpedo shall make available to Interactive all books and records of Torpedo.

         3.10 PROPRIETARY RIGHTS. Torpedo does not have any patents, trademarks, service marks, trade names or copyrights except as disclosed in Exhibit 3.10 hereto.

         3.11 COMPLIANCE WITH LAWS. Torpedo has complied with, and is not in violation of, applicable federal, state or local statutes, laws or regulations including federal and state securities laws.

         3.12 LITIGATION. Torpedo is not a defendant in any suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of Torpedo, threatened against or affecting Torpedo or its business, assets or financial condition. Torpedo is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Torpedo is not engaged in any material litigation to recover monies due to it.

         3.13 AUTHORITY. The Board of Directors of Torpedo has authorized the execution of this Agreement and the transactions contemplated herein, and Torpedo has full power and authority to execute, deliver and perform this Agreement, and this Agreement is the legal, valid and binding obligation of Torpedo, and is enforceable in accordance with its terms and conditions.

         3.14 ABILITY TO CARRY OUT OBLIGATIONS. The execution and delivery of this Agreement by Torpedo and the performance by Torpedo of its obligations hereunder will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw or other agreement or instrument to which Torpedo is a party, or by which it may be bound, nor will any consents or authorization of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Torpedo, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Torpedo.

         3.15 FULL DISCLOSURE. None of the representations and warranties made by Torpedo herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Torpedo or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

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         3.16     DISPOSAL OF ASSETS AND LIABILITIES; ESCROW AGREEMENT.

         (a) Torpedo represents and warrants to Interactive and the Interactive Security Holders that as of a date which is three months after the Closing Date, all of Torpedo's assets and liabilities shall have been transferred, sold, or otherwise disposed of so that as of such date, Torpedo shall have no assets or liabilities, as such terms are defined by U.S. generally accepted accounting principles consistently applied. In order to secure the performance of the foregoing representation and warranty by Torpedo hereby agrees to transfer at Closing to the Law Offices of Harold H. Martin, P.A., as Escrow Agent (the "Escrow Agent"), certificates representing 500,000 of their restricted shares of common stock of Torpedo (the "Escrow Shares"), which Escrow Shares will be promptly transferred and disbursed pro rata by the Escrow Agent to the Interactive Security Holders, in the event that Torpedo shall have assets or liabilities as of a date which is three months after the Closing Date, which condition would be contrary to the terms of their representation and warranty. Torpedo shall deliver a certificate or certificates representing the Escrow Shares, endorsed in blank, with stock powers attached, to the Escrow Agent to enable him to hold the Escrow Shares and deliver good title to the Escrow Shares to the Interactive Security Holders if required by the terms of the escrow. In addition, Torpedo shall continue to make the representation and warranty first set forth above to the Interactive and the Security Holders of Interactive despite any disbursement to them of the Escrow Shares, such that Interactive and the Interactive Security Holders shall have legally enforceable rights against Torpedo in the event that Torpedo has assets or liabilities on or after the date which is three months from the Closing Date.

         (b) The escrow arrangement set forth above shall continue until the Escrow Shares are disbursed to the Interactive Security Holders because of a breach of the representation and warranty set forth above or they are returned to the Torpedo because the conditions set forth in the representation and warranty have been satisfied, or unless it is earlier terminated by all of the parties. The Escrow Agent shall not be compensated for his services rendered pursuant to this Section 3.16.

         (c) The Escrow Agent shall not be responsible for the identity, authority or rights of any person, firm or corporation executing or delivering or purporting to execute or deliver this Agreement or any document deposited hereunder or any endorsement thereon or assignment thereof.

         (d) The Escrow Agent may rely upon any instrument or writing believed by it to be genuine and sufficient and properly presented and shall not be liable or responsible for any action taken or omitted in reliance thereon.

          (e) The Escrow Agent shall not be liable or responsible for any act it may do or omit to do in the exercise of reasonable care. In the event any property held by the Escrow Agent hereunder shall be attached, garnished or levied upon or fall under any order of any court or the delivery thereof shall be made or entered by any court affecting the share deposits or any part thereof or any acts of the Escrow Agent, the Escrow Agent is hereby authorized in its exclusive discretion to obey and comply with all such writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, and if the Escrow Agent obeys and complies with any such writ, order, judgment or decree, it shall not be liable to any of the parties hereto, their successors, heirs or personal representatives or to any other person, firm or business entity by reason of such compliance notwithstanding such writ, order, judgment or decree be subsequently reversed, modified, annulled, set aside or vacated.

         (f) The parties hereto jointly and severally agree to indemnify and hold the Escrow Agent harmless from any and all costs, expenses, claims, losses, liabilities and damages (including reasonable attorneys' fees) that may arise out of or in connection with the Escrow Agent's acting as escrow agent hereunder except where the Escrow Agent has been guilty of gross negligence or willful misconduct.

         (g) The Escrow Agent may resign for any reason, upon 30 days' written notice to the parties. Upon expiration of such 30-day notice period, the Escrow Agent may deliver the share deposits to any successor escrow agent appointed jointly by the parties, or if no successor escrow agent has been so appointed, to any court of competent jurisdiction in the United States. Upon either such delivery, the Escrow Agent shall be released from any and all liability under this Escrow Agreement. A termination under this paragraph shall in no way discharge the provisions hereof affecting reimbursement of expenses and indemnity.

         3.17     MATERIAL CONTRACTS. Torpedo has no material contracts.

         3.18 INDEMNIFICATION. Torpedo agrees to indemnify, defend and hold Interactive harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that it shall incur or suffer, which arise out of, or result from (i) any breach by Torpedo in performing any of its covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Torpedo under this Agreement, or (ii) any untrue statement made by Torpedo in this Agreement.

         3.19 CRIMINAL OR CIVIL ACTS. For a period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of Torpedo has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD judgment or decree, or is currently the subject to an investigation in connection with any felony crime or Commission or NASD proceeding.

         3.20 BULLETIN BOARD TRADING STATUS. Torpedo shall be in compliance with all requirements for, and its common stock shall be, trading freely on the Over the Counter Bulletin Board system on the date immediately prior to the Closing, such that the common stock of Torpedo may continue to be so traded without interruption following the Closing.

         3.21 ADDITIONAL REPRESENTATIONS AND WARRANTIES OF MERGER SUBSIDIARY. Merger Subsidiary represents and warrants to Interactive that: (i) The Board of Directors of Merger Subsidiary has authorized the execution of this Agreement and the transactions contemplated herein, and Merger Subsidiary has full power and authority to execute, deliver and perform this Agreement, and this Agreement is the legal, valid and binding obligation of Merger Subsidiary, and is enforceable in accordance with its terms and conditions; (ii) Merger Subsidiary does not have any debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due; (iii) Merger Subsidiary is not a defendant in any suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of Merger Subsidiary, threatened against or affecting Merger Subsidiary or it business, assets or financial condition; (iv) Merger Subsidiary has no material contracts; (v) None of the representations and warranties made by Merger Subsidiary herein, or in any exhibit, certificate of memorandum furnished or to be furnished by Merger Subsidiary or on its behalf, contains or will contain any untrue statement of material fact or omit any fact the omission of which would be misleading; and (vi) Merger Subsidiary has not made a misstatement of material fact to Interactive in connection with its financial condition or results or operations, or the transactions contemplated herein, or failed to state a material fact to Interactive in connection with its financial condition or results of operations, or the transactions contemplated herein, the statement or omission of which, under the circumstances, would be misleading.

                                   ARTICLE IV

                       COVENANTS PRIOR TO THE CLOSING DATE

         4.1 INVESTIGATIVE RIGHTS. Prior to the Closing Date, each party shall provide to the other party, and such other party's counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

         4.2 CONDUCT OF BUSINESS. Prior to the Closing Date, each party shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course of business. Neither party shall amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the normal course of business. Neither party shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock.

                                    ARTICLE V

       CONDITIONS PRECEDENT TO TORPEDO AND MERGER SUBSIDIARY'S PERFORMANCE

         5.1 CONDITIONS. Interactive's obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this Article VI. Interactive may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Interactive of any other condition of or any of Interactive's rights or remedies, at law or in equity, if Torpedo shall be in default of any of its representations, warranties or covenants under this Agreement.

         5.2 ACCURACY OF REPRESENTATIONS. Except as otherwise permitted by this Agreement, all representations and warranties by Interactive in this Agreement or in any written statement that shall be delivered to Torpedo by Interactive under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

         5.3 PERFORMANCE. Interactive shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

         5.4 ABSENCE OF LITIGATION. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Interactive on or before the Closing Date.

         5.5 OFFICER'S CERTIFICATE. Interactive shall have delivered to Torpedo a certificate dated the Closing Date signed by the Chief Executive Officer of Interactive certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article II are true and correct as of the Closing Date.

         5.6 CORPORATE ACTION. Interactive shall have obtained the approval of the Interactive Security Holders for the transaction contemplated by this Agreement.

         5.7 PROPRIETARY RIGHTS AND MATERIAL CONTRACTS. Interactive owns all necessary trademarks, service marks, trade names, copyrights, patents and proprietary information and other rights necessary to conduct its business and has executed material contracts as set forth in Exhibit 5.8 including, but not limited to: license and distribution agreements with Ed McMahon for the Interactive Games "Million Dollar Madness Class III Slot Machine"; and license and/or distribution agreements with BestBet Media, Spin Inc. and other third-party manufacturers and distributors in which the company has the right to market, sublicense and distribute gaming products under the Interactive Games brand.

                                   ARTICLE VI

                CONDITIONS PRECEDENT TO INTERACTIVE'S PERFORMANCE

         6.1 CONDITIONS. Torpedo's and Merger Subsidiary's obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this Article V. Torpedo or Merger Subsidiary may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Torpedo or Merger Subsidiary of any other condition of or any of Torpedo's or Merger Subsidiary's other rights or remedies, at law or in equity, if Interactive shall be in default of any of its representations, warranties or covenants under this Agreement.

         6.2 ACCURACY OF REPRESENTATIONS. Except as otherwise permitted by this Agreement, all representations and warranties by Torpedo in this Agreement or in any written statement that shall be delivered to Interactive by Torpedo under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

         6.3 PERFORMANCE. Torpedo shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

         6.4 ABSENCE OF LITIGATION. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Torpedo on or before the Closing Date.

         6.5 OFFICER'S CERTIFICATE. Torpedo shall have delivered to Interactive a certificate dated the Closing Date signed by the Chief Executive Officer of Torpedo certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article III are true and correct as of the Closing Date.

         6.6 DIRECTORS OF TORPEDO. On the Closing Date, the Board of Directors of Torpedo shall elect the directors listed in Exhibit 6.6 hereto to Torpedo's Board of Directors.

         6.7 OFFICERS OF TORPEDO AND MERGER SUBSIDIARY. On the Closing Date, the newly constituted Board of Directors of Torpedo shall elect such officers of Torpedo and Surviving Corporation as listed on Exhibit 6.7 hereto.

         6.8 CORPORATE ACTION. On or before the Closing Date, Torpedo will take the corporate action described in Section 1.2, above.

         6.9 DIVESTITURE OF ASSETS AND CURRENT OPERATIONS. As set forth in
Section 5.16 hereto, on or before six months following the Closing Date, Torpedo shall have divested all of its pre-Merger assets and operations by the transfer, sale, or other disposition of such assets and operations.

                                   ARTICLE VII

                                     Closing

         7.1 CLOSING. The Closing of this Agreement shall be held at the offices of , at any mutually agreeable time and date (the "Closing Date") prior to _____________________, 2004, unless extended by mutual agreement. At the
Closing:

     (a) Interactive shall deliver to Torpedo copies of Exhibit 1.3 executed by all of the Interactive Security Holders together with certificates representing all outstanding Interactive securities duly endorsed to Torpedo;

     (b) Torpedo shall deliver to the Interactive Security Holders the greater of 20,000,000 shares of Torpedo's common stock, or that number of shares necessary to ensure the Interactive Security Holders hold 51% of the outstanding common stock of Torpedo, on a fully diluted basis, on the Closing Date, including any stock options or warrants outstanding on the Closing Date for which the Interactive Shares have been exchanged, pursuant to the computations set forth in Exhibit 1.2 hereto;

     (c) Torpedo shall deliver (i) the officer's certificate described in
         Section 6.5 and (ii) a signed consent and/or minutes of its directors approving this Agreement and each matter to be approved under this Agreement;

     (d) Interactive shall deliver (i) the officer's certificate described in
         Section 5.5 and (ii) a signed consent and/or minutes of its shareholders and directors approving this Agreement and each matter to be approved under this Agreement.

                                  ARTICLE VIII

                    COVENANTS SUBSEQUENT TO THE CLOSING DATE

         8.1  REGISTRATION AND LISTING. Following the Closing Date,
Torpedo shall:

     (a) Continue Torpedo's common stock listing on the OTC Bulletin Board;

     (b) Maintain a continuous listing of Torpedo's common stock on the Electronic Bulletin Board or "Pink Sheets";

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 CAPTIONS AND HEADINGS. The article and paragraph headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

         9.2 NO ORAL CHANGE. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

         9.3 NON-WAIVER. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

         9.4 TIME OF ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof.

         9.5 ENTIRE AGREEMENT. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

         9.6 CHOICE OF LAW. This Agreement and its application shall be governed by the laws of the state of Florida.

         9.7 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.8 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

         TORPEDO OR MERGER SUBSIDIARY:
                            Torpedo Sports USA, Inc.
                     500 Australian Avenue South, Suite 625
                         West Palm Beach, Florida 33401
                    Attn: Henry Fong, Chief Executive Officer

         INTERACTIVE:
                            Interactive Gaming, Inc.
                            3400 McIntosh Road - F20
                          Ft. Lauderdale, Florida 33316 Attn: Michele Friedman,
                        President

         9.9 BINDING EFFECT. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

         9.10 MUTUAL COOPERATION. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

         9.11 FINDERS. There are no finders in connection with this transaction.

         9.12 PUBLIC ANNOUNCEMENTS. None of the parties hereto will make any public announcement with respect to the transactions contemplated herein without the prior written consent of the other parties, which consent will not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that any of the parties hereto may at any time make any announcements that are required by applicable Law so long as the party so required to make an announcement promptly upon learning of such requirement notifies the other parties of such requirement and discusses with the other parties in good faith the exact proposed wording of any such announcement.

         9.13 EXPENSES. Each party will bear their own expenses incurred in connection with this Agreement.

         9.14 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing.

         9.15 EXHIBITS. As of the execution hereof, the parties have provided each other with the Exhibits described herein. Any material changes to the Exhibits shall be immediately disclosed to the other party.

                            (SIGNATURE PAGE FOLLOWS)

         In witness whereof, the parties have executed this Agreement on the date indicated above.

                                     TORPEDO SPORTS USA, Inc.


                                     By: /s/ Henry Fong
                                         -----------------------------------
                                         Henry Fong, Chief Executive Officer


                                     TORPEDO NEWCO, INC.



                                     By: /s/ Henry Fong
                                         -----------------------------------
                                         Henry Fong, Chief Executive Officer


                                     INTERACTIVE GAMES, INC.



                                     By: /s/ Michele Friedman
                                         -----------------------------------
                                         Michele Friedman, President

                                   EXHIBIT 1.2

                   SCHEDULE OF INTERACTIVE COMMON STOCKHOLDERS
                                       AND
                ALLOCATION OF TORPEDO COMMON SHARES AND WARRANTS

------------------- --------------------- ------------------------ ---------------------
Name of Interactive Number of Interactive Number of Torpedo Common   Number of Torpedo
    Stockholder        Shares Exchanged     Shares to be Issued    Warrants to be Issued
------------------- --------------------- ------------------------ ---------------------
------------------- --------------------- ------------------------ ---------------------

------------------- --------------------- ------------------------ ---------------------
------------------- --------------------- ------------------------ ---------------------

------------------- --------------------- ------------------------ ---------------------
------------------- --------------------- ------------------------ ---------------------

------------------- --------------------- ------------------------ ---------------------
------------------- --------------------- ------------------------ ---------------------

------------------- --------------------- ------------------------ ---------------------
------------------- --------------------- ------------------------ ---------------------

------------------- --------------------- ------------------------ ---------------------
------------------- --------------------- ------------------------ ---------------------

------------------- --------------------- ------------------------ ---------------------
------------------- --------------------- ------------------------ ---------------------

------------------- --------------------- ------------------------ ---------------------
------------------- --------------------- ------------------------ ---------------------

------------------- --------------------- ------------------------ ---------------------
------------------- --------------------- ------------------------ ---------------------

------------------- --------------------- ------------------------ ---------------------
------------------- --------------------- ------------------------ ---------------------

------------------- --------------------- ------------------------ ---------------------
------------------- --------------------- ------------------------ ---------------------

------------------- --------------------- ------------------------ ---------------------
------------------- --------------------- ------------------------ ---------------------

------------------- --------------------- ------------------------ ---------------------
------------------- --------------------- ------------------------ ---------------------


Totals                  5,000,000
------------------- --------------------- ------------------------ ---------------------

                                  EXHIBIT 1.2.1

                               PERFORMANCE SHARES

                                   EXHIBIT 1.3

       Warrant/Option            Number of         Exercise     Weighted Average
                                  Shares            Price
-------------------------    ----------------   -------------   ----------------

Stock Options                     827,000         $    0.26     $     215,020
Stock Options                   1,700,000         $    0.20     $     340,000

Warrant                         1,050,000         $    0.20     $     210,000
Warrant                           300,000         $    0.15     $      45,000
Warrant                         1,750,000         $    0.10     $     175,000
Warrant                           300,000         $    0.05     $      15,000

                             ----------------                   ----------------
                                5,927,000                        $  1,000,020
                             ================                   ================

WEIGHTED AVERAGE EXERCISE PRICE                                 $        0.17

                                 FORM OF WARRANT
The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and neither the securities nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration statement under such Act and such laws or an exemption from registration under such Act and such laws which, in the opinion of counsel for the holder, which counsel and opinion are reasonably satisfactory to counsel for this corporation, is available.


                        THESE ARE SPECULATIVE SECURITIES
                           --------------------------


WARRANT CERTIFICATE


Date:                                                No. of Warrants: [Insert #]
      ---------------------


         This certifies that, for value received and subject to the terms and conditions set forth herein, [Insert Name] (the "Warrant Holder") is the registered holder of [Insert #] warrants to purchase the common stock of Torpedo Sports USA, Inc. (the "Company"), a Nevada corporation.

         1. EXERCISE. The warrants evidenced hereby ("Warrants"), as they may be adjusted from time to time, may be exercised at a price of $0.01 per share (the "Exercise Price") to acquire one share of the common stock of Torpedo Sports USA, Inc. par value of $0.001 (the "Common Stock"). The Warrants may be exercised in whole or in part at any time during the period (the "Warrant Exercise Period") commencing on their issuance and ending at 5:00 P.M. Eastern Time on a date which is three years after the Closing Date under the Agreement (as hereafter defined), unless extended by a majority vote of the Company's Board of Directors for such length of time as they, in their sole discretion, deem reasonable and necessary, provided however, the number of shares eligible for exercise at any time may only equal that number of previously issued options or warrants of the Company, as set forth in Exhibit 1.3 to that certain Agreement Concerning the Exchange of Securities by and among Torpedo Sports USA, Inc., Torpedo Newco, Inc. and Interactive Games, Inc and the Security Holders of Interactive Games, Inc. dated October , 2004, (the "Agreement") that are exercised during the term of this warrant.

         Each Warrant shall be deemed to have been exercised immediately prior to the close of business on the date (each, an "Exercise Date") of the surrender for exercise of the Warrant Certificate. The Exercise Form attached hereto shall be executed by the Warrant Holder thereof or his attorney duly authorized in writing and shall be delivered together with payment to the Company at its corporate offices located at 500 Australian Avenue South, Suite 625, West Palm Beach, Florida 33401(the "Corporate Office"), or at any such other office or agency as the Company may designate, in cash or by official bank or certified check, of an amount equal to the aggregate Exercise Price, in lawful money of the United States of America.

         Unless Warrant Shares may not be issued as provided herein, the person entitled to receive the number of Warrant Shares deliverable on exercise shall be treated for all purposes as the holder of such Warrant Shares as of the close of business on the Exercise Date. The Company shall not be obligated to issue any fractional share interest in Warrant Shares issuable or deliverable on the exercise of any Warrant or scrip or cash therefor and such fractional shares shall be of no value whatsoever.

         The Warrants shall not entitle the holder thereof to any of the rights of shareholders or to any dividend declared on the Common Stock unless such holder or holders shall have exercised the Warrants prior to the record date fixed by the Board of Directors for the determination of holders of Common Stock entitled to such dividends or other rights.

         The shares of Common Stock acquirable upon exercise hereof are referred to herein as "Warrant Shares." If, at the time of any exercise of a Warrant, the Warrant Shares shall not be registered under the Securities Act of Securities, as amended (the "Securities Act"), the Company may require, as a condition of allowing such exercise, that the holder or transferee of such Warrant, furnish to the Company an opinion of counsel or recognized standing in securities law, to the effect that such exercise may be made without registration under the Securities Act, provided that subject to receipt of the aforementioned opinion, the exercise of the Warrant shall at all times be within the control of such holder or transferee, as the case may be, and, if required by the Company, by written representation that the Warrant Shares are being purchased for investment and not for distribution; acknowledging that such shares have not been registered under the Securities Act; and agreeing that such shares may not be sold or transferred unless there is an effective Registration Statement for them under the Securities Act, or in the opinion of counsel to the Company such sale or transfer is not in violation of the Securities Act.

         2. TERM OF WARRANT. This Warrant may be exercised at any time and from time to time in whole or in part commencing on the date hereof and terminating at 5:00 P.M. Eastern Time on [Insert Date].

         3. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES PURCHASABLE. The Exercise Price and the number of shares of Common Stock purchasable pursuant to the Warrant shall be subject to adjustment from time to time as hereinafter set forth in this Section 3; provided, however, that no adjustment shall be made unless by reason of the happening of any one or more of the events hereinafter specified, the Exercise Price then in effect shall be changed by one percent or more, but any adjustment that would otherwise be required to be made but for this provision shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with any adjustment or adjustments so carried forward, amounts to one percent or more.

         (a) Adjustment of Exercise Price in the Event of Stock Dividends, Stock Splits and Reverse Stock Splits. In case the Company shall at any time issue Common Stock or securities convertible into Common Stock by way of dividend or other distribution on any stock of the Company or effect a stock split or reverse stock split of the outstanding shares of Common Stock, the Exercise Price then in effect shall be proportionately decreased in the case of such issuance (on the day following the date fixed for determining shareholders entitled to receive such dividend or other distribution) or decreased in the case of such stock split or increased in the case of such reverse stock split (on the date that such stock split or reverse stock split shall become effective), by multiplying the Exercise Price in effect immediately prior to the stock dividend, stock split or reverse stock split by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such stock dividend, stock split or reverse stock split, and the denominator of which is the number of shares of Common Stock outstanding immediately after such stock dividend, stock split or reverse stock split.

         (b) Right to Reduce Exercise Price. The Company shall have the right to reduce the Exercise Price at any time and from time to time that such appears in the Company's best interests to do so.

         (c) Subdivision or Combinations. In case the Company shall at any time change as a whole, by subdivision or combination in any manner or by the making of a stock dividend, the number of outstanding shares of Common Stock into a different number of shares, with or without par value, (i) the number of shares of Common Stock which immediately prior to such change the Warrant Holders shall have been entitled to purchase pursuant to this Agreement shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease, respectively, in the number of shares outstanding immediately prior to such change, and (ii) the Exercise Price in effect immediately prior to such change shall be increased or decreased, as the case may be, in inverse proportion to such increase or decrease in the number of such shares outstanding immediately prior to such change.

         (d) Reorganization; Assets Sales; Etc. In case of any capital reorganization or any reclassification of the capital stock of the Company or in case of a non-surviving combination or a disposition of the assets of the Company other than in the ordinary course of the Company's business, the Warrant Holders shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, reclassification, non-surviving combination or disposition that appropriate provision shall be made so that such Warrant Holder shall thereafter be entitled to purchase) the kind and amount of shares of stock and other securities and property receivable in such transaction by a holder of the number of shares of Common Stock of the Company into which this Agreement entitled the holder to purchase immediately prior to such capital reorganization, reclassification of capital stock, non-surviving combination or disposition; and in any such case appropriate adjustments shall be made in the application of the provisions of this Section 8 with respect to rights and interests thereafter or the holder to the end that the provisions of this
Section 8 shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of a Warrant.

         (e) Terminology of "Common Stock". Whenever reference is made in this
Section 3 to the issue or sale of shares of Common Stock, or simply shares, such term shall mean any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. The Warrant Shares shall, however, be shares of Common Stock of the Company, with a par value of $0.01, as constituted at the date hereof.

         (f) Adjustment Statement. Whenever the Exercise Price is adjusted as herein provided, the Company shall forthwith deliver to each Warrant Holder a statement signed by the President of the Company and by its Treasurer or Secretary stating the adjusted Exercise Price and number of shares for which such Warrant is exercisable, determined as specified herein. The statement shall show in detail the facts requiring such adjustment, including a statement of the consideration received by the Company for any additional stock issued.

          (g) Disputes. If there is any dispute as to the computation of the Exercise Price or the number of shares of Common Stock required to be issued upon the exercise of the Warrants, the Company will retain an independent and nationally recognized accounting firm to conduct an audit of the computations pursuant to the terms hereof involved in such dispute, including the financial statements or other information upon which such computations were based. The determination of such nationally recognized accounting firm shall, in the absence of manifest error, be binding. If there shall be a dispute as to the selection of such nationally recognized accounting firm, such firm shall be appointed by the American Institute of Certified Public Accountants ("AICPA") if willing, otherwise the American Arbitration Association ("AAA"). If the Exercise Price or number of shares of Common Stock as determined by such accounting firm is one percent or more higher or lower than the calculations thereof computed by the Company, the expenses of such accounting firm and, if any, of AICPA and AAA, shall be borne completely by the Company. In all other cases, they shall be borne by the complaining Warrant Holders, as applicable.

         (h) Corporate Action. Before taking any action which would cause an adjustment reducing the Exercise Price below the then par value of the Warrant Shares, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at the adjusted Exercise Price.

         4. REGISTRATION OF TRANSFER.

         (a) The Warrant may, subject to provisions of Federal and State Securities Laws, be transferred in whole or in part. Warrants to be exchanged shall be surrendered to the Company at its Corporate Office. The Company shall execute, issue and deliver in exchange therefor the Warrants that the holder making the transfer shall be entitled to receive.

         (b) The Company shall keep transfer books at its Corporate Office which shall register Warrants and the transfer thereof. On due presentment for registration of transfer of any certificate at the Corporate Office, the Company shall execute, issue and deliver to the transferee or transferees a new Warrant Certificate or Warrants representing an equal aggregate number of securities. All such Warrants shall be duly endorsed or be accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Company. The established transfer fee for any registration of transfer of certificates shall be paid by the Warrant Holder or the person presenting the certificate for transfer.

         (c) Prior to due presentment for registration or transfer thereof, the Company may treat the registered Warrant Holder of any Warrant as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone) for all purposes, and the parties hereto shall not be affected by any notice to the contrary.

         5. ISSUANCE OF COMMON STOCK UPON EXERCISE. The Company, at its own expense, shall cause to be issued, within ten (10) business days after exercise of this Warrant, a certificate or certificates in the name requested by the Warrant Holder of the number of shares of Common Stock to which the Warrant Holder is entitled upon such exercise. All Warrant Shares or other securities delivered upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable.

         Irrespective of the date of issuance and delivery of any Warrant Shares, each person in whose name any such certificate is to be issued will for all purposes be deemed to have become the holder of record of the Common Stock acquired on the date on which a duly executed notice of exercise of this Warrant and payment for the number of shares exercised are received by the Company.

         6. LOSS OR MUTILATION. On receipt by the Company of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, the Company shall execute and deliver in lieu thereof a new certificate representing an equal number of Warrants. In the case of loss, theft or destruction of any certificate, the individual requesting reissuance of a new certificate shall be required to indemnify the Company and also to post an open-penalty insurance or indemnity bond. If a certificate is mutilated, such certificate shall be surrendered and canceled by the Company prior to delivery of a new certificate. Applicants for a new certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

         7. REPRESENTATIONS AND WARRANTIES OF WARRANT HOLDER. Warrant Holder hereby represents and warrants to Company as follows:

         (a) Sophistication. Warrant Holder has (i) a preexisting personal or business relationship with Company or one or more of its officers, directors, or control persons; or (ii) by reason of Holder's business or financial experience, or by reason of the business or financial experience or of Warrant Holder's financial advisor who is unaffiliated with and who is not compensated, directly or indirectly, by Company or any affiliate or selling agent of Company, Warrant Holder is capable of evaluating the risks and merits of this investment and of protecting Warrant Holder's own interests in connection with this investment.

         (b) Accredited Investor. Warrant Holder is an "accredited investor" as such term is defined under Regulation D of the Securities Act of 1933 as amended (the "Securities Act").

         (c) Investment Intent. Warrant Holder is purchasing the Warrant Shares solely for his own account for investment. The entire legal and beneficial interest of the Warrants is being purchased, and will be held, for Warrant Holder's account only, and neither in whole or in part for any other person.

         (d) Information Concerning Company. Warrant Holder is aware of the business affairs and financial condition of Company and has acquired sufficient information about Company to make an informed and knowledgeable decision to purchase the Warrants and the Warrant Shares.

         (e) Economic Risk. Warrant Holder realizes that the purchase of the Warrants and the Warrant Shares will be a highly speculative investment and involves a high degree of risk. Warrant Holder is able, without impairing his financial condition, to hold the Warrants and/or the Warrant Shares for an indefinite period of time and to suffer a complete loss of Warrant Holder's investment.

         8. No Right as Stockholder. The Warrant Holder is not, by virtue of his ownership of this Warrant, entitled to any rights whatsoever as a stockholder of the Company.

         9. ASSIGNMENT. If not included in an effective registration statement, this Warrant may not be assigned without providing the Company an opinion satisfactory to its counsel that an exemption from registration for the transfer exists.

         10. WARRANT AGENT. The Company shall act as the Initial Warrant Agent in connection with the issuance, registration, transfer and exchange of certificates and the exercise of the Warrants. The Warrant Holder agrees that the Company may, without the consent or prior approval of the Warrant Holders, appoint a successor Warrant Agent, provided such successor Warrant Agent is a registered transfer agent under Section 17A(c) of the Securities Exchange Act of 1934. Notice of the appointment of a successor Warrant Agent shall be promptly given by the Company to all registered Warrant Holders.

         11. NOTICES. All notices, demands, elections, opinions or requests (however characterized or described) required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by confirmed telex, telegram, facsimile transmission or cable to, in the case of the Company:

                          Barry S. Hollander, President
                            Torpedo Sports USA, Inc.
                     500 Australian Avenue South, Suite 625
                         West Palm Beach, Florida 33401
                                 (561) 624-0885
                            (561) 624-0886 Facsimile


and if to the Warrant Holder at the address of such holder as set forth on the books maintained by or on behalf of the Company.

         12. BINDING AGREEMENT. This Warrant shall be binding upon and inure to the benefit of the Company and the Warrant Holders. Nothing in this Warrant is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose on any other person any duty, liability or obligation.

         13. FURTHER INSTRUMENTS. The parties shall execute and deliver any and all such other instruments and take any and all other actions as may be reasonably necessary to carry out the intention of this Warrant.

         14. SEVERABILITY. If any provision of this Warrant shall be held, declared or pronounced void, voidable, invalid, unenforceable, or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Warrant, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

         15. WAIVER. No delay or failure on the part of any party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Warrant.

         16. GENERAL PROVISIONS. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF FLORIDA. This Warrant may not be modified or amended or any term or provision hereof waived or discharged except in writing by the party against which such amendment, modification, waiver or discharge is sought to be enforced; except that, this agreement may be amended in connection with the appointment of a successor Warrant Agent without the consent or prior notice to the Warrant Holders, provided no such amendment adversely effects the interests of the Warrant Holders and the Company obtains an opinion of independent legal counsel to that effect. The headings of this Warrant are for convenience and reference only and shall not limit or otherwise affect the meaning hereof.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed on its behalf by its President affixed this day of , 2004.

                                          TORPEDO SPORTS USA, INC.


                                          By  __________________________________
                                              Barry S. Hollander, President

                                  EXERCISE FORM
                         (Complete to Exercise Warrant)

                                                   Dated _______________, ______


         The undersigned hereby irrevocably elects to exercise the Warrant represented by this Warrant Certificate to the extent of purchasing ______________ shares of Common Stock of Torpedo Sports USA, Inc. and hereby makes payment of the Exercise Price per share.

                                       --------------------------------------

                                       INSTRUCTIONS FOR REGISTRATION OF STOCK

Name____________________________________________________________________________
                                       (please type or print in block letters)

Address ________________________________________________________________________

Signature ______________________________________________________________________

Tax ID # _________________________________             Telephone #______________


 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
- - - - - - - - - - - - - - - - - - - -


                                                   ASSIGNMENT FORM
                                             (Complete to Assign Warrant)

         FOR VALUE RECEIVED, __________________________, hereby sells, assigns and transfers unto

Name ___________________________________________________________________________
                                       (Please type or print in block letters)

Address ________________________________________________________________________

the right to purchase shares of the Common Stock of __________________________ represented by this Warrant Certificate to the extent of _____________ shares of the Common Stock of __________________________ as to which such right is exercisable and does hereby irrevocably constitute and appoint
______________________________________ attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


                                           -------------------------------------
                                           Signature

Dated:  ___________________, _______


                                           Notice: the signature of this
                                           assignment must correspond with the
                                           name as it appears upon the face of
                                           this Warrant Certificate in every
                                           particular, without alteration or
                                           enlargement or any change whatever.

EXHIBIT 1.4

                             SUBSCRIPTION AGREEMENT


         In connection with my exchange of $ par value common stock of Interactive Games, Inc. ("Interactive"), for the $.001 par value common stock of Torpedo Sports USA, Inc. ("Torpedo"), I acknowledge the matters set forth below and promise that the statements made herein are true. I understand that Torpedo is relying on my truthfulness in issuing its securities to me.

         I hereby represent and warrant to Torpedo that I have the full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of mine, enforceable against me in accordance with its terms. I own the securities in Interactive that I am exchanging for securities of Torpedo free and clear of all pledges, liens, encumbrances, security interests, equities, claims, options, preemptive rights, rights of first refusal, or any other limitation on my ability to vote such securities or to transfer such securities to Torpedo. I have full right, title and interest in and to the Interactive securities that I am exchanging.

         I understand that Torpedo's common stock (the "Securities) are being issued to me in a private transaction in exchange for my securities in Interactive and in reliance upon the exemption provided in section 4(2) of the Securities Act of 1933, as amended (the "Act") for non-public offerings and pursuant to the Agreement Concerning the Exchange of Securities between Torpedo and Interactive ("Agreement"). I understand that the Securities are "restricted" under applicable securities laws and may not be sold by me except in a registered offering (which may not ever occur) or in a private transaction like this one. I know this is an illiquid investment and that therefore I may be required to hold the Securities for an indefinite period of time, but under no circumstances less than one year from the date of its issuance.

         I am acquiring the Securities solely for my own account, for long-term investment purposes only and not with a view to sale or other distribution. I agree not to dispose of any Securities unless and until counsel for Torpedo shall have determined that the intended disposition is permissible and does not violate the Act, any applicable state securities laws or rules and regulations promulgated thereunder.

         All information, financial and otherwise, or documentation pertaining to all aspects of my acquisition of the Securities and the activities and financial information of Torpedo has been made available to me and my representatives, if any, and I have had ample opportunity to meet with and ask questions of senior officers of Torpedo, and I have received satisfactory answers to any questions I asked.

         In acquiring the Securities, I have reviewed the Agreement and have made such independent investigations of Torpedo as I deemed appropriate. I am an experienced investor, have made speculative investments in the past and am capable of analyzing the merits of an investment in the Securities.

         I understand that the Securities are highly speculative, involves a great degree of risk and should only be acquired by individuals who can afford to lose their entire investment. Nevertheless, I consider this a suitable investment for me because I have adequate financial resources and income to maintain my current standard of living even after my acquisition of the Securities. I know that Torpedo is a "shell" company with no significant assets or liabilities, its financial affairs can fluctuate dramatically from time to time, and that although I could lose my entire investment, I am acquiring the Securities because I believe the potential rewards are commensurate with the risk. Even if the Securities became worthless, I could still maintain my standard of living without significant hardship on me or my family.

         By signing this Agreement, I also accept and agree to abide by the terms and conditions of the Agreement as if I had executed the Agreement itself.

         Dated as of this __________  day of _____________________ , 2004.


                                        ----------------------------------------
Signature

                                        ----------------------------------------
                                        Name, Please Print

                                        ----------------------------------------
                                        Residence Address

                                        ----------------------------------------
                                        City, State and Zip Code

                                        ----------------------------------------
                                        Area Code and Telephone Number

                                        ----------------------------------------
                                        Social Security Number

                                        ----------------------------------------
                                        Number of Interactive shares exchanged

                                   EXHIBIT 1.5



                                    AGREEMENT

         AGREEMENT, made this ____ day of _____________, 2004, by and between the security holders of Interactive Games, Inc. (the "Interactive Security Holders"), a Florida corporation ("Interactive"), and Henry Fong ("Fong"), the Chief Executive Officer and a shareholder of Torpedo Sports USA, Inc., a Nevada corporation ("Torpedo").

         WHEREAS, the Boards of Directors of Torpedo and Torpedo Newco, Inc., a Florida corporation ("Merger Subsidiary"), have approved the merger of Merger Subsidiary with and into Interactive (the "Merger"), upon the terms and conditions set forth in an Agreement, of even date herewith, between and among Torpedo, Merger Subsidiary, Interactive and the Interactive Security Holders (the "Merger Agreement"); and

         WHEREAS, pursuant to the Merger, Torpedo desires to acquire all of the issued and outstanding common stock of Interactive from the Interactive Security Holders in exchange for newly issued unregistered shares of common stock of Torpedo in a transaction structured to be a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended; and

         WHEREAS, Interactive desires to assist Torpedo in acquiring all of the issued and outstanding common stock of Interactive from the Interactive Security Holders pursuant to the terms of the Merger Agreement; and

         WHEREAS, each of the Interactive Security Holders have agreed to exchange all of their shares of Interactive's Common Stock for 20,000,000 shares of Torpedo Common Stock, or such other number of shares of Torpedo Common Stock as may be necessary to insure that the Interactive Security Holders own 51% of the outstanding shares of Torpedo Common Stock, on a fully diluted basis on the Closing Date; and

         WHEREAS, Torpedo has certain liabilities on its books that its current management wishes to dispose of as a condition precedent of Torpedo's obligation to cause Merger Subsidiary to consummate the Merger with Interactive; and

         WHEREAS, Torpedo and Interactive have agreed that Torpedo shall deposit in escrow 500,000 shares of its common stock which shall be transferred and disbursed pro rata to the Interactive Security Holders in the event that Torpedo does not pay-off or otherwise dispose of all of its assets and liabilities by a date which is 90 days after the Closing Date; and

         WHEREAS, the parties have engaged in discussions but are not able to agree upon a means of discharging the Torpedo liabilities prior to the closing of the Merger, but they are willing to address the payment of $250,000 of such liabilities through some type of a debt or equity financing to be consummated after the closing; and

         WHEREAS, the Interactive Security Holders are willing to agree to cause Torpedo, after the closing of the Merger, to use its best efforts to raise funds within 90 days of the Closing Date in an amount sufficient to dispose of the Torpedo liabilities; and

         WHEREAS, capitalized terms used and not otherwise defined herein that are defined in the Merger Agreement shall have the meanings given such terms in the Merger Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

                                    Article I
                Best Efforts Obligation By Torpedo To Raise Funds

         The Interactive Security Holders hereby agree, jointly and severally, to cause Torpedo to use its best efforts for a period of 90 days after the Closing Date, to raise sufficient funds to pay-off or otherwise dispose of up to $250,000 of Torpedo's liabilities, as the term "liabilities" is defined by U.S. generally accepted accounting principles. It is hereby agreed that all liabilities of Torpedo shall be paid on the dates and in the amounts determined in the sole discretion of the Torpedo management as it was constituted prior to the Closing Date.

                                   Article II
                        Explore Fund Raising Alternatives

         In furtherance of the agreement set forth in Article I, the Interactive Security Holders hereby agree to cause Torpedo to explore issuing common stock, preferred stock, debt securities, convertible preferred stock or convertible debt securities, or other equity instruments to investors in a transaction not involving a public offering. Alternatively, the Interactive Security Holders shall cause Torpedo to explore a self underwritten issuance of common stock pursuant to Rule 415 under the Securities Act of 1933, as amended. In either case, the Interactive Security Holders shall cause Torpedo to keep the former management of Torpedo advised on their progress in raising the necessary funds no later than every four weeks.
                                   Article III
                 Direction Given By Torpedo's Former Management

         In the event that Torpedo is successful in raising any funds in the private market or in a public offering, Torpedo shall notify Fong within 10 days thereof, and Fong, together with the other former management of Torpedo, shall instruct the directors and officers of Torpedo on the payment dates and the payment amount of the Torpedo liabilities. Thereafter, the Interactive Security Holders agree to cause Torpedo to pay such liabilities as directed.

                                   Article IV
                                  Miscellaneous

         This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         This Agreement and its application shall be governed by the laws of the State of Florida, including its conflict of laws principles.

         This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall insure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

         The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transactions contemplated herein.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

INTERACTIVE SECURITY HOLDERS:


------------------------------                ---------------------------



------------------------------                ---------------------------



------------------------------                ---------------------------




------------------------------                ---------------------------




------------------------------                ---------------------------


HENRY FONG:


---------------------------------

                                   EXHIBIT 2.5
                       FINANCIAL STATEMENTS OF INTERACTIVE

                                   EXHIBIT 3.2
                  OUTSTANDING DERIVATIVE SECURITIES OF TORPEDO



                                 NUMBER OF           EXERCISE
   WARRANT/OPTION                 SHARES              PRICE     WEIGHTED AVERAGE
----------------------        ---------------      ----------   ----------------

Stock Options                     827,000         $    0.26     $     215,020
Stock Options                   1,700,000         $    0.20     $     340,000

Warrant                         1,050,000         $    0.20     $     210,000
Warrant                           300,000         $    0.15     $      45,000
Warrant                         1,750,000         $    0.10     $     175,000
Warrant                           300,000         $    0.05     $      15,000

                             ----------------                   ----------------
                                5,927,000                        $  1,000,020
                             ================                   ================

WEIGHTED AVERAGE EXERCISE PRICE                                 $        0.17

                                   EXHIBIT 3.3
                             SUBSIDIARIES OF TORPEDO



         Torpedo Sports, Inc. (a Canadian corporation)
         Torpedo Newco, Inc.

                                   Exhibit 3.5
                         Financial Statements of Torpedo


Reference www.sec.gov for Torpedo's financial statements.

                                   EXHIBIT 3.8
                             TAX RETURNS OF TORPEDO


Federal tax returns for the years ended December 31, 2002 and 2003 have not been filed.

                                  EXHIBIT 3.10
                          PROPRIETARY RIGHTS OF TORPEDO

Intellectual property rights to Torpedo trademarks.

                                   EXHIBIT 5.8
            PROPRIETARY RIGHTS AND MATERIAL CONTRACTS OF INTERACTIVE

Agreement between BestBet Media, Inc and Interactive Games, Inc

                                   EXHIBIT 6.6
                              DIRECTORS OF TORPEDO


Henry Fong

                                   EXHIBIT 6.7
                  OFFICERS OF TORPEDO AND SURVIVING CORPORATION

OFFICERS OF TORPEDO

Henry Fong, Chairman and CEO
Barry S. Hollander, President and CFO
Thomas B. Olson, Secretary


OFFICERS OF SURVIVING CORPORATION

Michele Friedman, President
Adam Wasserman, Chief Financial Officer
Paul Ayers, Director of Casino Operations